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                                                                    Exhibit 23.1


                              Accountants' Consent


The Supervisory Board
Celanese AG:

We consent to the use of our report incorporated herein by reference.

                                        /s/ KPMG Deutsche Treuhand-Gesellschaft
                            Aktiengesellschaft Wirtschaftspruefungsgesellschaft



Frankfurt am Main, Germany
May 10, 2000